UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               September 30, 2008
                               -------------------
                Date of Report (Date of earliest event reported)
                               -------------------

                                  iBASIS, INC.
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               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                      000-27127                 04-3332534
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
         of Incorporation)                                  Identification No.)

                     20 Second Avenue, Burlington, MA 01803
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               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

         On September 30, 2008, iBasis, Inc. ("iBasis") and Silicon Valley Bank (the "Lender") entered into a Second Loan Modification Agreement (the "Second Loan Modification Agreement") to that certain Second Amended and Restated Loan and Security Agreement, as amended by that certain First Loan Modification Agreement dated as of April 28, 2008 (as amended by the Second Loan Modification Agreement, the "Amended Loan Agreement") . iBasis entered into the Second Loan Modification Agreement to, among other things, i) increase the interest rate payable on amounts drawn under its credit facilities by 100 basis points, ii) replace a minimum cash availability financial requirement with a requirement to maintain, as of the last day of each month, a minimum liquidity amount, defined as unrestricted cash at Lender plus the amount available under the Amended Loan Agreement, of $10 million for the months ended September 30, 2008 through and including February 28, 2009, and $15 million for each month thereafter, iii) modify the adjusted quick ratio financial requirement to require a minimum adjusted quick ratio of 0.80 to 1.00 for the period from September 30, 2008 through February 28, 2009 and 0.85 to 1.00 thereafter, and iv) reduced the minimum quarterly consolidated EBITDA requirement to $7 million for quarter ending September 30, 2008, increasing to $10 million for each quarter thereafter. iBasis is also paying the Lender an up-front, one-time supplemental modification fee equal to $125,000. In addition, as a condition to the Second Loan Modification Agreement, iBasis entered into an agreement with its principal stockholder, KPN B.V. ("KPN"), to increase from 6% to 7% the interest rate payable on the KPN promissory note entered into in connection with the $15.5 million post-closing purchase price adjustment due to KPN for the October 1, 2007 transactions between the parties and to extend the payment dates for the final two installment payments due under the promissory note until March 31, 2009 and June 30, 2009. See iBasis' Form 10-Q for the fiscal period ending June 30, 2008 filed on August 7, 2008 for further information regarding the promissory note and post-closing purchase price adjustment.

         Pursuant to the Amended Loan Agreement, iBasis may borrow up to $50 million from time to time under a secured revolving credit facility for a two-year period which commenced October 2, 2007. The interest payable on amounts drawn under this revolving credit facility are based on either the Lender's prime rate, plus a margin, or LIBOR, plus a margin. The revolving credit facility is also guaranteed by iBasis Global, Inc., iBasis Retail, Inc., iBasis Securities Corporation and KPN International Network Services, Inc., all of which are wholly-owned subsidiaries of iBasis. The revolving credit facility is secured by a first priority lien and security interest in the assets of iBasis and such guarantors. In addition, iBasis has pledged two-thirds of all its shares of iBasis Netherlands B.V. (formerly KPN Global Carrier Services B.V.), which is a wholly-owned subsidiary of iBasis, as collateral for the revolving credit facility. Proceeds from the credit facility may be used solely as (i) working capital, (ii) to fund general business requirements, and (iii) to fund the dividend declared by iBasis in connection with the transactions with KPN.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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Exhibit No.            Description
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99.1                   Second Loan Modification Agreement dated as of September
                       30, 2008 between Silicon Valley Bank and iBasis, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 6, 2008                                 iBasis, Inc.

                                                      By: /s/ Mark S. Flynn
                                                         Chief Legal Officer and
                                                         Corporate Secretary
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